Exhibit 10.8.2

EXECUTION COPY

COMMERCIAL LOAN SALE AGREEMENT

by and between

NEWSTAR FINANCIAL, INC.,

as the Originator

and

NEWSTAR COMMERCIAL LOAN LLC 2006-1,

as the Trust Depositor

Dated as of June 8, 2006

NewStar Trust 2006-1

Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Notes

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page
Section 8.08	No Bankruptcy Petition; Disclaimer	31

Section 8.09	Jurisdiction	31

Section 8.10	Prohibited Transactions with Respect to the Issuer	31

Section 8.11	No Partnership	31

Section 8.12	Successors and Assigns	31

Section 8.13	Duration of Agreement	32

Section 8.14	Limited Recourse	32

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COMMERCIAL LOAN SALE AGREEMENT

THIS COMMERCIAL LOAN SALE AGREEMENT, dated as of June 8, 2006 (as amended, modified, restated, waived, or supplemented from time to time, the “Agreement”), is between NEWSTAR FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, “NewStar”, and in its capacity as originator, together with its successors and assigns, the “Originator”) and NEWSTAR COMMERCIAL LOAN LLC 2006-1, a Delaware limited liability company (together with its successors and assigns, the “Trust Depositor”).

WHEREAS, in the regular course of its business, the Originator originates and/or otherwise acquires Loans;

WHEREAS, the Trust Depositor desires to acquire the Initial Loans from the Originator and may acquire from time to time thereafter certain Substitute Loans;

WHEREAS, during the Ramp-Up Period and the Reinvestment Period, the Trust Depositor intends to acquire Additional Loans from the Originator from time to time and the Originator wishes to convey any such Additional Loans to the Trust Depositor;

WHEREAS, it is a condition to the Trust Depositor’s acquisition of the Initial Loans, any Additional Loans and any Substitute Loans from the Originator that the Originator make certain representations and warranties regarding the Loan Assets for the benefit of the Trust Depositor as well as the Issuer;

WHEREAS, the Trust Depositor is willing to purchase and accept assignment of the Loan Assets from the Originator pursuant to the terms hereof; and

WHEREAS, on the Closing Date, the Trust Depositor will sell, convey and assign all its right, title and interest in the Initial Loan Assets to NewStar Commercial Loan Trust 2006-1, a Delaware statutory trust (the “Issuer”), pursuant to a Sale and Servicing Agreement, dated as of the date hereof (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Sale and Servicing Agreement”), among NewStar, as the originator and the servicer, the Trust Depositor, as the trust depositor, the Issuer, as the issuer, U.S. Bank National Association, as the trustee, Lyon Financial Services, Inc., as the backup servicer and Wilmington Trust Company, as the owner trustee.

NOW, THEREFORE, based upon the above recitals, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions .

Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Sale and Servicing Agreement, unless the context otherwise requires. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Additional Loan Assets” means any assets acquired by the Trust Depositor from the Originator during the Ramp-Up Period and the Reinvestment Period pursuant to Section 2.05(a), which assets shall include the Originator’s right, title and interest in the following:

(i) the Additional Loans listed in the related Subsequent Transfer Agreement, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Cut-Off Date and all Liquidation Proceeds and recoveries thereon, in each case as they arise after the applicable Cut-Off Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) all collections and records (including Computer Records) with respect to the foregoing;

(v) all documents relating to the applicable Loan Files; and

(vi) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Initial Loan Assets” means any assets acquired by the Trust Depositor from the Originator on the Closing Date pursuant to Section 2.01, which assets shall include the Originator’s right, title and interest in the following:

(i) the Initial Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Closing Date.

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) the Transaction Accounts, and the Concentration Account and together with all cash and investments in each of the foregoing but only to the extent, in respect of the Concentration Account, relating to the Initial Loans;

(v) all collections and records (including Computer Records) with respect to the foregoing;

(vi) all documents relating to the applicable Loan Files; and

(vii) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Loan Assets” means, collectively and as applicable, the Initial Loan Assets, the Substitute Loan Assets and the Additional Loan Assets, as applicable.

“Substitute Loan Assets” means any assets acquired by the Trust Depositor in connection with a substitution of one or more Substitute Loans pursuant to Section 2.04, which assets shall include the Originator’s right, title and interest in the following:

(i) the Substitute Loans listed in the related Subsequent Transfer Agreement, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Cut-Off Date and all Liquidation Proceeds and recoveries thereon, in each case as they arise after the applicable Cut-Off Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) all collections and records (including computer records) with respect to the foregoing;

(v) all documents relating to the applicable Loan Files; and

(vi) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

Section 1.02 Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

Section 1.04 Interpretation.

In this Agreement, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii) reference to any gender includes each other gender;

(iv) reference to day or days without further qualification means calendar days;

(v) unless otherwise stated, reference to any time means New York, New York time;

(vi) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(viii) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05 References.

All section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.06 Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

TRANSFER OF LOAN ASSETS

Section 2.01 Transfer of Loan Assets.

(a) The Originator shall sell, assign and convey Loan Assets to the Trust Depositor pursuant to the terms and provisions hereof.

(b) Subject to and upon the terms and conditions set forth herein, the Originator hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust Depositor, for a purchase price consisting of $[            ] in cash, all the right, title and interest of the Originator in and to the Initial Loan Assets.

To the extent the purchase price paid to the Originator for any Loan is less than the fair market value of such Loan, the difference between such fair market value and the purchase price shall be deemed to be a capital contribution made by the Originator to the Trust Depositor on the Closing Date in the case of the Initial Loans and as of the related Cut-Off Date in the case of any Additional Loans or Substitute Loans.

(c) The Originator and the Trust Depositor each acknowledge with respect to itself that the representations and warranties of the Originator in Sections 3.01 through 3.04 hereof and of the Trust Depositor in the Sale and Servicing Agreement and in Section 3.06 hereof will run to and be for the benefit of the Issuer and the Trustees, and the Issuer and the Trustees may enforce directly (without joinder of the Trust Depositor when enforcing against the Originator), the repurchase obligations of the Originator or the Trust Depositor, as applicable, with respect to breaches of such representations and warranties as set forth in the Sale and Servicing Agreement or in this Agreement.

(d) The sale, transfer, assignment, set–over and conveyance of the Loan Assets by the Originator to the Trust Depositor pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Trust Depositor or the Issuer of any obligation of the Originator as lead agent, collateral agent or paying agent under any Agented Loan.

(e) The Originator and the Trust Depositor intend and agree that (i) the transfer of the Loan Assets by the Originator to the Trust Depositor hereunder and the transfer of the Loan Assets by the Trust Depositor to the Issuer are intended to be a sale, conveyance and transfer of ownership of the applicable Loan Assets, as the case may be, rather than the mere granting of a security interest to secure a borrowing and (ii) such Loan Assets, as applicable, shall not be part of the Originator’s or the Trust Depositor’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to be a mere granting of a security interest to secure indebtedness, the Originator shall be deemed to have granted (and as of the Closing Date hereby grants to) the Trust Depositor and the Trust Depositor shall be deemed to have granted (and as of the Closing Date hereby grants to) the Issuer, as the case may be, a perfected first priority security interest in all right, title and interest of the Originator or of the Trust Depositor, respectively, in such Loan Assets, and this Agreement shall constitute a security agreement under Applicable Law, securing the repayment of the purchase price paid hereunder, the obligations and/or interests represented by the Securities, in the order and priorities, and subject to the other terms and conditions of, this Agreement, the Sale and Servicing Agreement, the Indenture and the Trust Agreement, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(f) If any such transfer of the Loan Assets is deemed to be the mere granting of a security interest to secure a borrowing, the Trust Depositor may, to secure the Trust Depositor’s own borrowing under the Sale and Servicing Agreement (to the extent that the transfer of the Loan Assets thereunder is deemed to be a mere granting of a security interest to secure a borrowing), repledge and reassign (i) all or a portion of the Loan Assets pledged to the Trust Depositor by the Originator and with respect to which the Trust Depositor has not released its security interest at the time of such pledge and assignment, and (ii) all proceeds thereof. Such repledge and reassignment may be made by the Trust Depositor with or without a repledge and reassignment by the Trust Depositor of its rights under any agreement with the Originator, and without further notice to or acknowledgment from the Originator. The Originator waives, to the extent permitted by Applicable Law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Trust Depositor or any assignee of the Trust Depositor relating to such action by the Trust Depositor in connection with the transactions contemplated by this Agreement and the Transaction Documents.

Section 2.02 Conditions to Transfer of Loan Assets to the Trust Depositor.

On or before the Closing Date, the Originator shall deliver or cause to be delivered to the Trust Depositor, the Owner Trustee and the Trustee each of the documents, certificates and other items as follows:

(i) a certificate of an officer of the Originator substantially in the form of Exhibit C to the Sale and Servicing Agreement;

(ii) copies of resolutions of the Board of Directors of the Originator and the Servicer or of the Executive Committee of the Board of Directors of the Originator and the Servicer approving the execution, delivery and performance of this Agreement, the Transaction Documents to which it is a party and the transactions contemplated hereunder, certified in each case by the Secretary or an Assistant Secretary of the Originator and the Servicer;

(iii) officially certified evidence dated within 30 days of the Closing Date of due formation and good standing of the Originator under the laws of the State of Delaware;

(iv) the initial List of Loans, certified by an officer of the Originator, together with an Assignment substantially in the form of Exhibit A (along with the delivery of any instruments and Loan Files as required under Section 2.07);

(v) a letter from KPMG or another nationally recognized accounting firm, addressed to the Originator and the Trust Depositor (with a copy to Moody’s, Fitch & S&P), stating that such firm has reviewed a sample of the Initial Loans and performed specific procedures for such sample with respect to certain loan terms and that identifies those Initial Loans that do not conform;

(vi) evidence of proper filing with appropriate offices in the State of Delaware of UCC financing statements listing the Originator, as debtor and naming the Trustee as total assignee and identifying the Loan Assets as collateral;

(vii) an Officer’s Certificate listing the Servicer’s Servicing Officers; and

(viii) a fully executed copy of each of the Transaction Documents.

Section 2.03 Acceptance by the Trust Depositor.

Within three Business Days after the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Originator shall deliver, on behalf of the Trust Depositor, to the Trustee the Initial Loan Assets and such delivery to and acceptance by the Issuer shall be deemed to be delivery to and acceptance by the Trust Depositor.

Section 2.04 Conveyance of Substitute Loans.

(a) (i) Subject to Sections 2.01(d) and (e) and, as applicable, the satisfaction of the conditions set forth in Section 2.04(c), the Originator may, at its option (but shall not be obligated to) either:

(1) contemporaneously convey to the Trust Depositor one or more Loans as described in Section 2.04(b); or

(2) deposit to the Principal Collection Account the Transfer Deposit Amount with respect to any Loan as to which a Substitution Event has occurred and then, prior to the expiry of the Substitution Period, convey to the Trust Depositor one or more Loans as described in Section 2.04(b) in exchange for the funds or portion thereof so deposited.

(ii) Any substitution pursuant to this Section 2.04 shall be initiated by delivery of written notice (a “Notice of Substitution”) to the Trustee that the Servicer intends to substitute a Loan pursuant to this Section 2.04 and shall be completed prior to the earlier of:

(1) the expiration of 90 days after delivery of such notice;

(2) delivery of written notice to the Trustee from the Servicer stating that it does not intend to use any remaining deposit to purchase Substitute Loans; or

(3) in the case of a Loan which has become subject to a Material Modification, the effective date set forth in such Material Modification (such period described in clause (ii)(1), (2) or (3), as applicable, being the “Substitution Period”).

(iii) Each Notice of Substitution shall specify the Loan to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Loan. On the last day of any Substitution Period any amounts previously deposited in accordance with clause (a)(i)(2) above which relate to such Substitution Period that have not been applied to acquire one or more Substitute Loans shall be deemed to constitute Principal Collections and shall be transferred on the next Distribution Date to the Note Distribution Account and distributed to the Noteholders in accordance with the Priority of Payments set forth in the Sale and Servicing Agreement; provided that no such distribution shall be made during the Reinvestment Period if the Special Redemption criteria are not satisfied with respect to such amount; provided further that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Collections and shall remain in the Principal Collection Account. The price paid (or, in the case of a contemporaneous conveyance of a Substitute Loan pursuant to clause (a)(i)(1) above, deemed paid) by the Trust Depositor for any Substitute Loan shall be an amount equal to (x) in the case of a Loan originated by the Originator, the Outstanding Loan Balance thereof, and (y) in the case of a Loan acquired by the Originator from a third party, the purchase price paid for such Loan, plus, in each case, accrued interest thereon.

(b) With respect to any Substitute Loans to be conveyed to the Trust Depositor by the Originator as described in Section 2.04(a), the Originator shall sell, transfer, assign, set over and otherwise convey to the Trust Depositor (by delivery of an executed Subsequent Transfer

Agreement), without recourse other than as expressly provided herein and therein (and the Trust Depositor shall be required to purchase through cash payment or by exchange of one or more related Loans released by the Issuer to the Trust Depositor on the related Cut-Off Date), all the right, title and interest of the Originator in and to the Substitute Loan Assets.

To the extent the purchase price paid to the Originator for any Substitute Loan is less than the fair market value of such Substitute Loan, the difference between such fair market value and the purchase price shall be deemed to be a capital contribution made by the Originator to the Trust Depositor on the relevant Cut-Off Date.

(c) Subject to Sections 2.01(d) and (e), and the conditions set forth in Section 2.04(d), the Originator shall sell, transfer, assign, set over and otherwise convey to the Trust Depositor, without recourse other than as expressly provided herein and therein, (i) all the right, title and interest of the Originator in and to the Substitute Loans sold pursuant to Sections 2.04(a) and (b), and (ii) all other rights and property interests consisting of Substitute Loan Assets related to such Substitute Loans (the property in clauses (i) and (ii) above, upon such transfer, becoming part of the Collateral).

(d) The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the applicable Substitute Loans and the other property and rights related thereto described in Sections 2.04(b) and (c) only upon the satisfaction of each of the following conditions on or prior to the related Cut-Off Date (and the delivery of a related Addition Notice by the Trust Depositor shall be deemed a representation and warranty by the Trust Depositor and of the Originator that such conditions have been or will be, as of the related Cut-Off Date, satisfied):

(i) the Trust Depositor shall have provided the Owner Trustee and the Trustee with a timely Addition Notice complying with the definition thereof (a copy of which shall be provided to S&P promptly after it is delivered to the Owner Trustee), which Addition Notice shall be delivered no later than 11:00 a.m. on the related Cut-Off Date;

(ii) there shall have occurred, with respect to each such Substitute Loan, a corresponding Substitution Event with respect to one or more Loans then in the Collateral;

(iii) after giving effect to the inclusion of the applicable Substitute Loans in the Collateral, (x) the Portfolio Acquisition and Disposition Requirements are satisfied, (y) the Portfolio Criteria are satisfied and (z) the Substitute Loan(s) being conveyed to the Trust Depositor and in turn to the Issuer satisfy the Substitute Loan Qualification Conditions; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to the inclusion of a Substitute Loan, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Substitute Loan; provided further that for purposes of determining compliance with the Portfolio Criteria, any Substitute Loan which does not have a rating from each Rating Agency as of the applicable Cut-Off Date will be deemed to have an S&P Rating of “CCC”, a Moody’s Rating of “Caa2” and a Fitch Rating of “CCC” pending receipt of a rating estimate from the applicable Rating Agency;

(iv) the Originator shall have delivered to the Trust Depositor a duly executed Subsequent Transfer Agreement, which shall include a Subsequent List of Loans listing the applicable Substitute Loans;

(v) the Trust Depositor shall have delivered to the Issuer a duly executed Subsequent Transfer Agreement, which shall include a Subsequent List of Loans listing the applicable Substitute Loans;

(vi) the Trust Depositor shall have deposited or caused to be deposited in the Principal and Interest Account all Collections received with respect to the Substitute Loans on and after the related Cut–Off Date;

(vii) each of the representations and warranties made by the Originator pursuant to Sections 3.02 (including without limitation that each such Substitute Loan is an Eligible Loan) and 3.04 applicable to the Substitute Loans shall be true and correct as of the related Cut-Off Date;

(viii) the Originator shall bear all incidental transactions costs incurred in connection with a substitution effected pursuant to this Agreement and shall, at its own expense, on or prior to the related Cut-Off Date, indicate in its Computer Records that ownership of the Substitute Loans identified on the Subsequent List of Loans in the Subsequent Transfer Agreement has been sold by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to the Transfer and Servicing Agreements; and

(ix) prior to such substitution the Originator shall provide written notice to each Rating Agency; provided, however, that Fitch shall be entitled to receive from the Originator financial statements, credit committee papers and such other information relating to such Substitute Loan as is reasonably requested by Fitch in connection with the proposed substitution of a Loan.

(e) Notwithstanding anything in this Section 2.04 to the contrary, in connection with any substitution to be effected pursuant to this Section 2.04:

(1) the aggregate Outstanding Loan Balance of all (i) Charged-Off Loans, (ii) Delinquent Loans, (iii) Loans that have a material covenant default, and (iv) Loans which have become subject to a Material Modification of the type specified in clause (ii) of the definition thereof (without regard to whether such Material Modification may otherwise constitute a Material Modification of a type specified in clause (i) of the definition thereof), substituted pursuant to this Section 2.04, when combined with the aggregate Outstanding Loan Balance of all Loans repurchased by the Originator or sold to an Affiliate of the Issuer pursuant to Sections 2.09(a) and 2.05, respectively, of the Sale and Servicing Agreement shall not exceed an amount equal to, as of any date of determination, 10% of the Net Purchased Loan Balance; and

(2) the aggregate Outstanding Loan Balance of all Loans substituted pursuant to this Section 2.04, when combined with the aggregate Outstanding Loan Balance of all Loans repurchased by the Originator or sold to an Affiliate of the Issuer pursuant to Sections 2.09(a) and 2.05, respectively, of the Sale and Servicing Agreement, shall not exceed an amount equal to, as of any date of determination, 20% of the Net Purchased Loan Balance; provided that the foregoing limitation shall not apply to Loans substituted by reason of the occurrence of a Substitution Event of the type specified in clause (f) of the definition of such term.

Section 2.05 Conveyance of Additional Loans.

(a) The Trust Depositor may, at any time during the Ramp-Up Period and the Reinvestment Period and subject to the conditions set forth in this Section 2.05, purchase Additional Loan Assets from the Originator (by delivery of a Subsequent Transfer Agreement). The purchase price paid by the Trust Depositor for any Additional Loan shall be an amount equal to (x) in the case of a Loan originated by the Originator, the Outstanding Loan Balance thereof, and (y) in the case of a Loan acquired by the Originator from a third party, the purchase price paid for such Loan, plus, in each case accrued interest thereon.

(b) Upon the acquisition of any Additional Loan Assets pursuant to and in accordance with this Section 2.05, the Trust Depositor will convey such Additional Loan Assets to the Issuer pursuant to Section 2.06 of the Sale and Servicing Agreement and, upon the pledge by the Issuer of such Loan Assets to the Trustee for the benefit of the Noteholders, such Additional Loan Assets shall become part of the Collateral subject to the Lien of the Indenture.

(c) The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the applicable Additional Loan Assets only upon the satisfaction of each of the following conditions on or prior to the related Cut-Off Date (and the delivery of a related Addition Notice by the Trust Depositor shall be deemed a representation and warranty by the Issuer, Trust Depositor and the Originator that such conditions are satisfied as of the related Cut-Off Date):

(i) the Trust Depositor shall have provided the Issuer and the Trustee with a timely Addition Notice complying with the definition thereof contained herein, which Addition Notice shall be delivered no later than 11:00 a.m. on the related Cut-Off Date;

(ii) after giving effect to the sale of the applicable Additional Loan Assets to the Issuer under the Sale and Servicing Agreement and the inclusion of the applicable Additional Loans in the Collateral, (x) the Portfolio Acquisition and Disposition Requirements are satisfied and (y) the Portfolio Criteria are satisfied; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to the inclusion of such Additional Loans, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Additional Loans; provided further that, for purposes of determining compliance with the Portfolio Criteria, any Additional Loan which does not have a rating from each Rating Agency as of the applicable Cut-Off Date will be deemed to have an S&P Rating of “CCC”, a Moody’s Rating of “Caa2” and a Fitch Rating of “CCC” pending receipt of a rating estimate from the applicable Rating Agency.

(iii) the Originator shall have delivered to the Trust Depositor and Trustee a duly executed Subsequent Transfer Agreement, which shall include a Subsequent List of Loans listing the applicable Additional Loans;

(iv) the Trust Depositor shall have deposited or caused to be deposited in the Principal and Interest Account all Collections received with respect to the Additional Loans on and after the related Cut-Off Date;

(v) as of each Cut-Off Date, the Originator is not insolvent nor will it be rendered insolvent by the transfer of the applicable Additional Loan Assets to the Trust Depositor on such Cut-Off Date nor is it aware of any pending insolvency;

(vi) no selection procedures believed by the Originator to be adverse to the interests of the Holders shall have been utilized in selecting the Additional Loans; and

(vii) each of the representations and warranties made by the Trust Depositor pursuant to Sections 3.02 (including without limitation that each such Additional Loan is an Eligible Loan and 3.04 applicable to the Additional Loans shall be true and correct as of the related Cut-Off Date.

(d) The Originator shall, at its own expense, on or prior to the related Cut-Off Date, indicate in its Computer Records that ownership of the applicable Additional Loans identified on the applicable Subsequent List of Loans in the Subsequent Transfer Agreement has been sold by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to the Transfer and Servicing Agreements.

(e) The Originator shall deliver prior written notice of the inclusion of an Additional Loan to Moody’s, Fitch and S&P.

Section 2.06 Release of Excluded Amounts.

The parties acknowledge and agree that the Trust Depositor has no interest in the Excluded Amounts. Immediately upon the release to the Trust Depositor by the Trustee of the Excluded Amounts, the Trust Depositor hereby irrevocably agrees to release to the Originator such Excluded Amounts, which release shall be automatic and shall require no further act by the Trust Depositor; provided that the Trust Depositor shall execute and deliver such instruments of release and assignment, or otherwise confirming the foregoing release of any Excluded Amounts, as may be reasonably requested by the Originator.

Section 2.07 Delivery of Documents in the Loan File; Recording of Assignments of Mortgage.

(a) Subject to the delivery requirements set forth in Section 2.07(b), the Originator shall deliver, on behalf of the Trust Depositor, possession of all the Loan Files to the Trustee on behalf of and for the account of the Noteholders. The Originator shall also identify on the List of Loans (including any deemed amendment thereof associated with any Additional Loans or Substitute Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are evidenced by such instruments.

(b) With respect to each Loan in the Collateral, on or before the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, the Originator, on behalf of the Trust Depositor, will deliver or cause to be delivered to the Trustee, to the extent not previously delivered, each of the documents in the Loan File with respect to such Loan, except that (i) to the extent required to be delivered pursuant to the Sale and Servicing Agreement as part of the Required Loan Documents with respect to such Loan, the original recorded Mortgage, in those instances where a copy thereof certified by the Originator was delivered to the Trustee as a Required Loan Document pursuant to clause (b)(iii)(x) of the definition thereof, will be delivered or caused to be delivered within ten Business Days after receipt thereof, and in any event within one year after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, and (ii) to the extent required to be delivered pursuant to the Sale and Servicing Agreement as part of the Required Loan Documents with respect to such Loan, any intervening Assignments of Mortgage, in those instances where copies thereof certified by the Originator were delivered to the Trustee as a Required Loan Document pursuant to clause (b)(iii)(x) of the definition thereof, will be delivered or caused to be delivered within ten Business Days after the receipt thereof, and in any event, within one year after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans of Substitute Loans. Notwithstanding the foregoing in clauses (i) and (ii) of this Section 2.07(b), in those instances where the public recording office retains the original Mortgage or the intervening Assignments of Mortgage after it has been recorded, the Originator shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage or Assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Originator makes, and upon execution of each Subsequent Transfer Agreement is deemed to make, the representations and warranties in Section 3.01 through Section 3.04, on which the Trust Depositor will rely in conveying the Initial Loan Assets on the Closing Date (and, except for the representations and warranties in Section 3.03 which only apply to the Initial Loans as of the Closing Date, Additional Loan Assets and Substitute Loan Assets, as the case may be, on any Cut-Off Date) to the Issuer, and on which the Issuer and the Securityholders will rely. The Trust Depositor acknowledges that such representations and warranties are being made by the Originator for the benefit of the Issuer and the Securityholders.

Such representations and warranties are given as of the execution and delivery of this Agreement and as of the Closing Date (or Cut-Off Date, as applicable), but shall survive the sale, transfer and assignment of the Loan Assets to the Issuer. The repurchase obligation or substitution obligation of the Originator set forth in Section 6.01 constitutes the sole remedy available for a breach of a representation or warranty of the Originator set forth in Section 3.01, through Section 3.04 of this Agreement.

Section 3.01 Representations and Warranties Regarding the Originator.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Originator represents and warrants that:

(a) Organization and Good Standing. The Originator is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own its assets and to transact the business in which it is currently engaged. The Originator is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Originator.

(b) Authorization; Valid Sale; Binding Obligations. The Originator has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Trust Depositor and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Trust Depositor to be created. This Agreement and each Subsequent Transfer Agreement, if any, shall effect a valid sale, transfer and assignment of or grant of a security interest in the Loan Assets from the Originator to the Trust Depositor, enforceable against the Originator and creditors of and purchasers from the Originator. This Agreement and the other Transaction Documents to which the Originator is a party constitute the legal, valid and binding obligation of the Originator enforceable in accordance with their terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c) No Consent Required. The Originator is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(d) No Violations. The execution, delivery and performance by the Originator of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not violate in any material respect any Applicable Law applicable to the Originator, or conflict with, result in a default under or constitute a breach of the Originator’s organizational documents or the Contractual Obligations to which the Originator is a party or by which the Originator or any of the Originator’s properties may be bound, or result in the creation or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.

(e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Originator threatened, against the Originator or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (1) that, if adversely determined, would in the reasonable judgment of the Originator be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Originator or the transactions contemplated by this Agreement or the other Transaction Documents to which the Originator is a party or (2) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or Notes.

(f) Solvency. The Originator, at the time of and after giving effect to each conveyance of Loan Assets hereunder, is Solvent on and as of the date thereof.

(g) Taxes. The Originator has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Originator); no tax Lien has been filed and, to the Originator’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h) Place of Business; No Changes. The Originator’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Originator has not changed its name, whether by amendment of its Articles of Incorporation, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.

(i) Not an Investment Company. Neither the Originator nor the pool of Loan Assets is required to be registered as an “investment company” within the meaning of the 1940 Act.

(j) Sale Treatment. Other than for accounting and tax purposes, the Originator has treated the transfer of Loan Assets to the Trust Depositor for all purposes as a sale and purchase on all of its relevant books and records.

(k) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Trust Depositor in all right, title and interest of the Originator in the Loan Assets, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Originator;

(ii) such Loans, along with the related Loan Files, constitute either a “general intangible,” an “instrument,” an “account,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Originator owns and has, and upon the sale and transfer thereof by the Originator to the Trust Depositor, the Trust Depositor will have good and marketable title to such Loan Assets free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv) the Originator has received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets hereunder to the Trust Depositor;

(v) the Originator has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in such Loan Assets granted to the Trust Depositor under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi) other than the security interest granted to the Trust Depositor pursuant to this Agreement, the Originator has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Loan Assets, except in connection with the Warehouse Facilities, which security interests will be terminated and released on or prior to the applicable Transfer Date. The Originator has not authorized the filing of and is not aware of any financing statements naming the Originator as debtor that include a description of collateral covering such Loan Assets other than any financing statement (A) relating to the security interest granted to the Trust Depositor under this Agreement, or (B) that has been terminated or will be terminated on or prior to the applicable transfer date, or for which the collateral constituting Loan Assets will otherwise be released on or prior to the applicable transfer date. The Originator is not aware of the filing of any judgment or tax Lien filings against the Originator;

(vii) all original executed copies of each Underlying Note (if any) that constitute or evidence the Loan Assets have been delivered to the Trustee and, in the case of Noteless Loans, the documents required pursuant to clause (b)(i)(y)(A) of the definition of Required Loan Documents have been delivered to the Trustee;

(viii) except with respect to Noteless Loans, the Originator has received a written acknowledgment from the Trustee that the Trustee or its bailee is holding any Underlying Notes that constitute or evidence any Loan Assets solely on behalf of and for the benefit of the Securityholders; and

(ix) none of the Underlying Notes that constitute or evidence any Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trust Depositor.

(l) Value Given. The cash payment and the corresponding increase in the Originator’s equity interest in the Trust Depositor received by the Originator in respect of the purchase price the Loans sold hereunder constitutes reasonably equivalent value in consideration for the transfer to the Trust Depositor of such Loans under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Originator to the Trust Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(m) No Defaults. The Originator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Originator or its respective properties or might have consequences that would materially and adversely affect its performance hereunder.

(n) Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans by the Originator pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(o) Origination and Collection Practices. The origination and collection practices used by the Originator and any of its Affiliates with respect to each Loan have been consistent with the Servicing Standard and comply in all material respects with the Credit and Collection Policy.

(p) [Reserved].

(q) Lack of Intent to Hinder, Delay or Defraud. Neither the Originator nor any of its Affiliates sold, or will sell, any interest in any Loan with any intent to hinder, delay or defraud any of their respective creditors.

(r) Nonconsolidation. The Originator conducts its affairs such that the Trust Depositor would not be substantively consolidated in the estate of the Originator and their respective separate existences would not be disregarded in the event of the Originator’s bankruptcy.

(s) Accuracy of Information. All written factual information heretofore furnished by the Originator for purposes of or in connection with this Agreement or the other Transaction Documents to which the Originator is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Originator to any party to the Transaction Documents will be, true and accurate in all material respects, on the date such information is stated or certified.

(t) The representations and warranties set forth in Section 3.01(k) may not be waived by any Person and shall survive the termination of this Agreement. The Originator and the Trust Depositor (i) shall not, without satisfaction of the S&P Rating Condition with respect thereto, waive any breach of the representations and warranties in Section 3.01(k), and (ii) shall provide S&P with prompt written notice upon obtaining knowledge of any breach of the representations and warranties set out in Section 3.01(k).

Section 3.02 Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate.

The Originator represents and warrants (x) with respect to Sections 3.02(a) and (b) as to each Loan as of the Closing Date, and as of each Cut-Off Date with respect to each Additional Loan and each Substitute Loan, and (y) with respect to Section 3.02(c), as to the Initial Loans in the aggregate as of the Closing Date, and as of each Cut-Off Date with respect to Additional Loans and Substitute Loans (after giving effect to the addition of such Additional Loans and Substitute Loans to the Collateral), that:

(a) List of Loans. The information set forth in the List of Loans attached to the Sale and Servicing Agreement as Exhibit G (as the same may be amended or deemed amended in respect of a conveyance of Additional Loans or Substitute Loans on a Cut-Off Date) is true, complete and correct as of the Closing Date, in the case of the Initial Loans, or the applicable Cut–Off Date in the case of Additional Loans or Substitute Loans.

(b) Eligible Loan. Such Loan satisfies the criteria for the definition of Eligible Loan as of the date of its conveyance hereunder; provided that this representation and warranty is made to the Originator’s actual knowledge with respect to clause (y) and clauses (vi), (vii), (x) and (xiv) of clause (hh) of the definition of Eligible Loan; provided further that this representation and warranty is made to the Originator’s actual knowledge as it relates to the origination and servicing practices of the servicers primarily responsible for servicing Third Party Agented Loans with respect to clauses (g), (h), (z), (cc) and clauses (ii), (v), (vi), (vii) and (xx) of clause (hh) of the definition of Eligible Loan.

(c) Loans Secured by Real Property. Less than 40% of the Aggregate Outstanding Loan Balance of the Initial Loans as of the Closing Date consists of Loans principally secured by real property, and the Trust Depositor will not effectuate the transfer of an Additional Loan or a Substitute Loan if such transfer would cause more than 40% of the Aggregate Outstanding Loan Balance of the Loans included in the Collateral as of any Cut-Off Date to consist of Loans principally secured by real property.

Section 3.03 Representations and Warranties Regarding the Initial Loans in the Aggregate.

The Originator represents and warrants, on the Closing Date, that as of the Closing Date, the Initial Loans have the following additional characteristics: (i) other than in the case of Structured Loans, no Loan has a remaining maturity of more than [    ] months; (ii) other than in the case of Structured Loans, the date of the final Scheduled Payment on the Loan with the latest maturity is not later than [            ] [    ], 20[    ] and (iii) no Loan was originated after the Closing Date.

Section 3.04 Representations and Warranties Regarding the Required Loan Documents.

The Originator represents and warrants on the Closing Date with respect to the Initial Loans (or as of the related Cut-Off Date, with respect to Additional Loans and Substitute Loans), that except as otherwise provided in Section 2.07, the Required Loan Documents and each other item identified on each Loan Checklist with respect to the Loan File for each Loan are in the possession of the Trustee.

Section 3.05 [Reserved].

Section 3.06 Representations and Warranties Regarding the Trust Depositor.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Trust Depositor represents and warrants to the Originator that:

(a) Organization and Good Standing. The Trust Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the power to own its assets and to transact the business in which it is currently engaged. The

Trust Depositor is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Trust Depositor or the Issuer.

(b) Authorization; Valid Sale; Binding Obligations. The Trust Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Issuer and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which the Issuer is a party, and the Trust Depositor has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Issuer to be created. This Agreement and each Subsequent Transfer Agreement, if any, shall effect a valid sale, transfer and assignment of or grant a security interest in the Loan Assets from the Trust Depositor to the Issuer. This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c) No Consent Required. The Trust Depositor is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(d) No Violations. The execution, delivery and performance by the Trust Depositor of this Agreement and the other Transaction Documents to which it is a party by the Trust Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate in any material respect any Applicable Law applicable to the Trust Depositor, or conflict with, result in a default under or constitute a breach of the Trust Depositor’s organizational documents or any Contractual Obligations to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.

(e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (i) that, if adversely determined, would in the reasonable judgment of the Trust Depositor be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Issuer or the transactions contemplated by this Agreement or the other Transaction Documents to which the Trust Depositor is a party or (ii) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

(f) Solvency. The Trust Depositor, at the time of, and after giving effect to each conveyance of Loan Assets under the Sale and Servicing Agreement, is as of the date hereof and as of such other dates, Solvent.

(g) Taxes. The Trust Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has put all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax Lien has been filed and, to the Trust Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h) Place of Business; No Changes. The Trust Depositor’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Trust Depositor has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location, within the four months preceding the Closing Date.

(i) Not an Investment Company. The Trust Depositor is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” within the meaning of the 1940 Act.

(j) Sale Treatment. Other than for accounting and tax purposes, the Trust Depositor has treated the transfer of Loan Assets to the Issuer for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

ARTICLE IV

PERFECTION OF TRANSFER AND

PROTECTION OF SECURITY INTERESTS

Section 4.01 Custody of Loans.

The contents of each Loan File shall be held in the custody of the Trustee under the terms of the Sale and Servicing Agreement for the benefit of, and as agent for, the Securityholders.

Section 4.02 Filing.

On or prior to the Closing Date, the Originator shall cause the UCC financing statement(s) referred to in Section 2.02(vi) hereof to be filed. Notwithstanding the obligations of the Originator set forth in the preceding sentence, the Originator hereby authorizes the Servicer to prepare and file, at the expense of the Servicer, UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Servicer may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.

Section 4.03 Changes in Name, Corporate Structure or Location.

(a) During the term of this Agreement, the Originator shall not change its name, principal place of business, form of organization, existence, state of formation or location without first giving at least 30 days’ prior written notice to the Trust Depositor and Servicer.

(b) If any change in the Originator’s name, form of organization, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or Lien relating to any Loan Asset seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Originator, or the Servicer on its behalf, no later than five Business Days after the effective date of such change, shall file such amendments as may be required (including, but not limited to, any filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) to preserve and protect the Trust Depositor’s and the Issuer’s interests in the Loan Assets and the proceeds thereof.

Section 4.04 Costs and Expenses.

The Servicer will be obligated to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trust Depositor’s and Issuer’s right, title and interest in and to the Loan Assets (including, without limitation, the security interest in the Related Property related thereto and the security interests provided for in the Indenture); provided, however, to the extent permitted by the Underlying Loan Agreements, the Servicer may seek reimbursement for such costs and disbursements from the related Obligors.

Section 4.05 Sale Treatment.

Other than for accounting and tax purposes, the Originator shall treat the transfer of Loan Assets made hereunder for all purposes as a sale and purchase on all of its relevant books and records.

Section 4.06 Separateness from Trust Depositor.

The Originator agrees to take or refrain from taking or engaging in with respect to the Trust Depositor, each of the actions or activities specified in the “substantive consolidation” opinion of Winston & Strawn LLP (including any certificates of the Originator delivered in connection therewith) delivered on the Closing Date, upon which the conclusions therein are based.

ARTICLE V

COVENANTS OF THE ORIGINATOR

Section 5.01 Corporate Existence.

During the term of this Agreement, the Originator will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Originator and the Trust Depositor will be conducted on an arm’s–length basis.

Section 5.02 Loans Not to Be Evidenced by Promissory Notes.

The Originator will take no action to cause any Loan not originally evidenced by an Underlying Note to be evidenced by an instrument (as defined in the UCC), except in connection with the enforcement or collection of such Loan.

Section 5.03 Security Interests.

The Originator will not sell, pledge, assign or transfer to any Person other than the Trust Depositor, or grant, create, incur, assume or suffer to exist any Lien on any Loan in the Collateral or its interest in any Related Property, other than the Lien granted to the Trust Depositor, whether now existing or hereafter transferred to the Trust Depositor, or any interest therein. The Originator will immediately notify the Trust Depositor of the existence of any Lien on any Loan in the Collateral or its interest in any Related Property; and the Originator shall defend the right, title and interest of the Trust Depositor in, to and under the Loans in the Collateral and the Trust Depositor’s interest in any Related Property, against all claims of third parties; provided that nothing in this Section 5.03 shall prevent or be deemed to prohibit the Originator from suffering to exist Permitted Liens upon any of the Loans in the Collateral or its interest in any Related Property.

Section 5.04 Compliance with Law.

The Originator hereby agrees to comply in all material respects with all Applicable Law applicable to the Originator except where the failure to do so would not have a material adverse effect on the Securityholders.

Section 5.05 Liability of Originator.

The Originator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Originator under this Agreement.

Section 5.06 Limitation on Liability of Originator and Others.

The Originator and any director, officer, employee or agent of the Originator may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Originator and any director, officer, employee or agent of the Originator shall be reimbursed by the Trust Depositor for any liability or expense incurred by reason of the Trust Depositor’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of its respective duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. The Originator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 5.07 Reserved.

Section 5.08 Merger or Consolidation of Originator; Change-in-Control.

(a) The Originator will keep in full force and effect its existence, rights and franchise as a Delaware corporation, and the Originator will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Loans and to perform its duties under this Agreement.

(b) Any Person into which the Originator may be merged or consolidated, or any Person resulting from such merger, conversion or consolidation to which the Originator is a party, or any Person succeeding to substantially all of the business of the Originator shall be the successor to the Originator hereunder, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary; provided that no such merger, conversion or consolidation of the Originator or transfer of all or substantially all of its assets or its business shall be permitted hereunder unless the Rating Agency Condition is satisfied with respect thereto or unless the Originator, so long as the Originator is the Servicer, appoints a Successor Servicer which meets the requirements to become a Successor Servicer and such Successor Servicer accepts such appointment to become Servicer and the Rating Agency Condition is satisfied with respect thereto. Such Successor Servicer shall be a permitted assignee of the Servicer.

(c) Upon the occurrence of any merger or consolidation of the Originator or transfer of substantially all of its assets and its business which, in the case of a merger or consolidation, results in the failure of the holders of common voting stock of the Originator as of the Closing Date to own 51% of the outstanding common voting stock of the Originator or any successor entity with or into which the Originator shall have been merged or consolidated, the Originator shall (i) provide the Trust Depositor, the Trustee and the Rating Agencies with notice of such change- in-control within 30 days after completion of the same, and (ii) satisfy the Rating Agency Condition after completion of the same.

Section 5.09 Delivery of Collections.

The Originator agrees to deliver to the Servicer promptly (but in no event later than two Business Days after receipt) all Collections received by the Originator in respect of a Loan, for application in accordance with Section 7.05 of the Sale and Servicing Agreement.

Section 5.10 Underlying Custodial Agreements.

The Originator agrees to fully cooperate with the Trust Depositor, the Issuer and the Trustee, and from and after the occurrence and during the continuance of an Event of Default or Servicer Default to take such actions as may be requested in the sole and absolute discretion of the Trust Depositor, the Issuer or the Trustee, under any Underlying Loan Agreements, including taking any and all actions that may be requested by the Trust Depositor, the Issuer or the Trustee in connection with the preparation, filing and recording of any Assignments of Mortgage held by any underlying custodians. The Originator further agrees to fully cooperate with the Trust Depositor, the Issuer and the Trustee, and from and after the occurrence and during the continuance of an Event of Default or Servicer Default to take such actions as may be requested in the sole and absolute discretion of the Trust Depositor, the Issuer or the Trustee to cause to be defended, enforced, preserved and protected the rights and privileges of the Trust Depositor, the Issuer, the Trustee and the Secured Parties under or with respect to the Underlying Loan Agreements and any underlying loan documents or other collateral held by the underlying custodians.

Section 5.11 Payments from Concentration Account.

The Originator agrees not to make, or consent to, any change in the direction of, or instructions with respect to, any payments to be made by an Obligor in any manner that would diminish, impair, delay or otherwise adversely effect the timing or receipt of such payments into the Concentration Account without the prior written consent of the Trustee and with the consent of the Majority Noteholders; provided that if the Originator changes the Qualified Institution in which the Concentration Account is held, the Originator may provide instructions to Obligors to make payments to such new Concentration Account.

ARTICLE VI

REMEDIES UPON MISREPRESENTATION; REPURCHASE OPTION

Section 6.01 Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties.

Upon a discovery by a Responsible Officer of the Servicer or any subservicer, a Responsible Officer of the Owner Trustee or a Responsible Officer of the Trustee of a breach of (i) a representation or warranty as set forth in Sections 3.01, 3.02, 3.03 or 3.04 or as made or deemed made in any Addition Notice or any Subsequent Transfer Agreement relating to Additional Loans or Substitute Loans that materially and adversely affects the value of the Loans or the interests of the Securityholders therein or which materially and adversely affects the interests of the Securityholders in the related Loan in the case of a representation or warranty relating to a particular Loan (notwithstanding that such representation or warranty was made to the Originator’s actual knowledge) or (ii) the failure of any Participated Loan (other than a Qualified Participated Loan) to be converted to a full assignment within 60 days following the Closing Date (each Loan in clauses (i) and (ii) above, an “Ineligible Loan”), the party discovering the breach shall give prompt written notice to the other parties; provided that neither the Owner Trustee nor the Trustee shall have a duty or obligation to inquire or to investigate the breach of any of such representations or warranties. Within 30 days of the earlier of (x) its discovery or (y) its receipt of notice of any breach of a representation or warranty or a failure of any Participated Loan (other than a Qualified Participated Loan) to be converted to a full assignment, the Originator shall (a) promptly cure such breach in all material respects, (b) repurchase each such Ineligible Loan by depositing on behalf of the Trust Depositor in the

Principal and Interest Account, within such 30 day period, an amount equal to the Transfer Deposit Amount, or (c) remove such Loan from the Collateral and effect a substitution for such affected Loan with a Substitute Loan in accordance with the substitution requirements set forth in Section 2.04 not later than the date a repurchase of such affected Loan would be required hereunder or otherwise within the time period required by Section 2.04; provided that with respect to a breach of a representation or warranty relating to the Loans in the aggregate and not to any particular Loan, the Trust Depositor or the Originator, as applicable, may select Loans (without adverse selection) to repurchase (or substitute for) such that had such Loans not been included as part of the Loan Assets (and, in the case of a substitution, had such Substitute Loan been included as part of the Loan Assets instead of the selected Loan) there would have been no breach of such representation or warranty.

Section 6.02 Reassignment of Repurchased or Substituted Loans .

Upon receipt by the Trustee for deposit in the Principal and Interest Account of the amounts described in Section 6.01, (or upon the Cut-Off Date related to a Substitute Loan described in Section 6.01), and upon receipt of an Officer’s Certificate of the Servicer in the form attached as Exhibit F to the Sale and Servicing Agreement, the Trustee shall assign to the Trust Depositor and the Trust Depositor shall assign to the Originator all of the Issuer’s (or Trust Depositor’s, as applicable) right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty. Such reassigned Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances or otherwise be deemed a part of the Collateral.

ARTICLE VII

INDEMNIFICATION BY THE ORIGINATOR

Section 7.01 Indemnification.

The Originator agrees to indemnify, defend and hold the Trust Depositor, its officers, directors, employees and agents (any one of which is an “Indemnified Party”) harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Originator’s fraud or the failure of the Originator to perform its duties in compliance with the terms of this Agreement, except to the extent arising from the gross negligence, willful misconduct or fraud by the Person claiming indemnification. Any Person seeking indemnification hereunder shall promptly notify the Originator if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Originator of its indemnification obligations hereunder unless the Originator is deprived of material substantive or procedural rights or defenses as a result thereof. The Originator shall assume (with the consent of the Indemnified Party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim. If the consent of the Indemnified Party required in the immediately preceding sentence is unreasonably withheld, the Originator is relieved of its indemnification obligations hereunder with respect to such Person. The parties agree that the provisions of this Section 7.01 shall not be interpreted to provide recourse to the Originator against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Loan. The Originator shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

Section 7.02 Liabilities to Obligors.

Except with respect to the funding commitment assumed by the Issuer with respect to any Delayed Draw Term Loan or Revolving Loan, no obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Trustees, the Issuer or the Securityholders under or as a result of this Agreement and the transactions contemplated hereby.

Section 7.03 Operation of Indemnities.

If the Originator has made any indemnity payments to the Trust Depositor or the Securityholders pursuant to this Article VII and the Trust Depositor or the Securityholders thereafter collect any such amounts from others, the Trust Depositor or the Securityholders, as applicable, will repay such amounts collected to the Originator, except that any payments received by the Trust Depositor or the Securityholders from an insurance provider as a result of the events under which the Originator’s indemnity payments arose shall be repaid prior to any repayment of the Originator’s indemnity payment.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendment.

(a) This Agreement may be amended from time to time by the parties hereto by written agreement, with the prior written consent of the Trustee but without notice to or consent of the Securityholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, materially adversely affect the interests of any Securityholder (which Opinion of Counsel may rely upon an Officer’s Certificate with respect to the effect of any such amendment on the economic interests of any Securityholders); and further, provided, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts received on Loans which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate, or change the rights or obligations of any other party hereto without the consent of such party.

(b) Except as provided in Section 8.01(a) hereof, this Agreement may be amended from time to time by the parties hereto by written agreement, with the prior written consent of the Trustee and with the consent of the Majority Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Notes or Certificates; provided, however, that (i) no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate or reduce the percentage of Holders of any Note or Certificate which are required to consent to any such amendment without the consent of the Holders of 100% of the Notes affected thereby and (ii) no amendment affecting only one Class shall require the approval of the Holders of any other Class.

(c) Prior to the execution of any amendment pursuant to Section 8.01, the Originator shall obtain written confirmation from Moody’s and S&P that entry into such amendment satisfies the Moody’s Rating Condition and the S&P Rating Condition.

(d) Promptly after the execution of any such amendment or consent, the Originator shall cause written notification of the substance of such amendment or consent to be furnished to the Noteholders and Fitch by the Trustee and to the Certificateholders by the Owner Trustee. It shall not be necessary for the consent of any Securityholders required pursuant to Section 8.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by the Securityholders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe for the Noteholders and as the Owner Trustee may prescribe for the Certificateholders.

(e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon an Officer’s Certificate with respect to the effect of any such amendment on the economic interests of any Securityholders) stating that the execution of such amendment is authorized or permitted by this Agreement. Each Trustee may, but shall not be obligated to, consent to any such amendment that affects such Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 8.02 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER

PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02(B).

Section 8.03 Notices.

All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible telecopier or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(i)	if to the Servicer and the Originator:

NewStar Financial, Inc.

500 Boylston Street

Boston, Massachusetts 02116

Attention: David K. Roberts

Facsimile No.: (617) 848-4300

(ii)	if to the Trust Depositor:

NewStar Commercial Loan LLC 2006-1

500 Boylston Street

Boston, Massachusetts 02116

Attention: David K. Roberts

Facsimile No.: (617) 848-4300

(iii)	if to the Trustee:

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Corporate Trust Services

Facsimile No.: (503) 258-6028

(iv)	if to the Owner Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Facsimile No.: (302) 427-4749

with a copy to:

the Originator and the Servicer as provided in clause (i) above

(v)	if to the Issuer:

NewStar Commercial Loan Trust 2006-1

c/o Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Facsimile No.: (302) 427-4749

with a copy to:

the Originator and the Servicer as provided in clause (i) above

(vi)	if to S&P:

Standard and Poor’s Inc.

55 Water Street

41st Floor New York,

New York 10041

Attention: CDO Surveillance

Facsimile No.: (212) 438-2662

with an electronic copy to:

Email: cdo_surveillance@sandp.com

(vii)	if to Moody’s:

Moody’s Investors Service

99 Church Street New

York, New York 10007

Attention: ABS Monitoring Department

Facsimile No.: (212) 553-0344

Email: cdomonitoring@moodys.com

(viii)	if to Fitch:

Fitch, Inc.

One State Street Plaza

New York, New York 10004

Attention: CDO Surveillance

Facsimile No.: (212) 514-6501

(ix)	if to the Initial Purchasers:

Wachovia Capital Markets, LLC

One Wachovia Center, Mail Code: NC0602

301 South College Street

Charlotte, North Carolina 28288-0610

Attention: Structured Credit Products

Facsimile No.: (704) 374-6495; and

Citigroup Global Markets Inc.

390 Greenwich Street

New York, NY 10013

Attention: Asset-Backed Finance

Facsimile No.: (212) 723-8591

Harris Nesbitt Corp.

[                        ]

[                        ]

Attn: [            ]

Facsimile No.: [            ]

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 8.04 Severability of Provisions .

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Notes or Certificates or the rights of the Securityholders, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

Section 8.05 Third Party Beneficiaries.

Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party (other than the Issuer, the Trustee and the Owner Trustee) shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 8.06 Counterparts.

This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 8.07 Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.08 No Bankruptcy Petition; Disclaimer.

(a) Each of the Originator and the Trust Depositor covenants and agrees that, prior to the date that is one year and one day (or, if longer, the preference period then in effect and one day) after the payment in full of all amounts owing in respect of all outstanding Classes of Notes rated by any Rating Agency, it will not institute against the Trust Depositor (in the case of the Originator), or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 8.08 will survive the termination of this Agreement.

(b) The provisions of this Section 8.08 shall be for the third party benefit of those entitled to rely thereon, including the Securityholders, and shall survive the termination of this Agreement.

Section 8.09 Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

Section 8.10 Prohibited Transactions with Respect to the Issuer.

The Originator shall not:

(a) Provide credit to any Noteholder or Certificateholder for the purpose of enabling such Noteholder or Certificateholder to purchase Notes or Certificates, respectively;

(b) Purchase any Notes or Certificates in an agency or trustee capacity; or

(c) Except in its capacity as Servicer as provided in the Sale and Servicing Agreement, lend any money to the Issuer.

Section 8.11 No Partnership.

Nothing herein contained shall be deemed or construed to create a co–partnership or joint venture between the parties hereto.

Section 8.12 Successors and Assigns .

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 8.13 Duration of Agreement.

This Agreement shall continue in existence and effect until the termination of the Sale and Servicing Agreement.

Section 8.14 Limited Recourse.

The obligations of the Trust Depositor and the Originator under this Agreement and the other Transaction Documents are solely the corporate obligations of the Trust Depositor and the Originator, respectively. No recourse shall be had for the payment of any amount owing by the Trust Depositor or the Originator or otherwise under this Agreement, any other Transaction Document or for the payment by the Trust Depositor or the Originator of any fee in respect hereof or thereof or any other obligation or claim of or against the Trust Depositor or the Originator arising out of or based upon this Agreement or any other Transaction Document, against any Affiliate, shareholder, partner, manager, member, director, officer, employee, representative or agent of the Trust Depositor or the Originator or of any Affiliate of such Person. The provisions of this Section 8.14 shall survive the termination of this Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NEWSTAR FINANCIAL, INC., as the Originator

By:	[ILLIGIBLE]
Name:
Title:

NEWSTAR COMMERCIAL LOAN LLC 2006-1, as the Trust Depositor

By:	NewStar Financial, Inc., its designated manager

By:	[ILLIGIBLE]
Name:
Title:

NewStar Commercial Loan Trust 2006-1

Commercial Loan Sale Agreement

Exhibit A

Form of Assignment

[            ] [    ], 2006

In accordance with the Commercial Loan Sale Agreement (the “Agreement”), dated as of June 8, 2006, made by and between the undersigned, NewStar Financial, Inc., as the Originator, and NewStar Commercial Loan LLC 2006-1, as the Trust Depositor (the “Trust Depositor”), as assignee thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to the Issuer, on behalf of the Trust Depositor, all of the Originator’s right, title and interest in and to the following:

(i) the Initial Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Closing Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) the Transaction Accounts, and the Concentration Account and together with all cash and investments in each of the foregoing but only to the extent, in respect of the Concentration Account, relating to the Initial Loans;

(v) all collections and records (including Computer Records) with respect to the foregoing;

(vi) all documents relating to the applicable Loan Files; and

(vii) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

Capitalized terms used herein have the meaning given such terms in the Agreement.

This Assignment is made pursuant to and in reliance upon the representations and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed on the date written above.

NEWSTAR FINANCIAL, INC.

By:
Name:
Title:

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